SMART GLOBAL HOLDINGS, INC.

AMENDMENT NO. 3 TO

INVESTORS SHAREHOLDERS AGREEMENT

Dated as of October 17, 2017

SMART GLOBAL HOLDINGS, INC.

AMENDMENT NO. 3 TO INVESTORS SHAREHOLDERS AGREEMENT

This AMENDMENT NO. 3 TO INVESTORS SHAREHOLDERS AGREEMENT (this “Amendment”), dated as of October 17, 2017, amends the Amended and Restated Investors Shareholders Agreement, dated as of November 5, 2016 and as amended by Amendment No. 2 to Investors Shareholders Agreement dated as of May 30, 2017 (the “A&R Investors Shareholders Agreement” and, together with this Amendment, this “Agreement”), by and among SMART Global Holdings, Inc. (f/k/a Saleen Holdings, Inc.), a Cayman Islands exempted company (together with its successors and assigns, the “Company”), Silver Lake Partners III Cayman (AIV III), L.P., a Cayman Islands exempted limited partnership (the “SLP Investor”), Silver Lake Technology Investors III Cayman, L.P., a Cayman Islands exempted limited partnership (the “SLP Co-Investor”), Silver Lake Sumeru Fund Cayman, L.P., a Cayman Islands exempted limited partnership (the “SLS Investor”), Silver Lake Technology Investors Sumeru Cayman, L.P., a Cayman Islands exempted limited partnership (the “SLS Co-Investor”), the Management Investors (as defined in the A&R Investors Shareholders Agreement) and the Warrant Investors (as defined in the A&R Investors Shareholders Agreement).

WHEREAS, the Company, the SLP Investor, the SLP Co-Investor, the SLS Investor, the SLS Co-Investor and the initial Management Investors named therein entered into that certain Management Investors Shareholders Agreement, dated as of August 26, 2011 (the “Initial Agreement”), in order to set forth certain rights and other terms in connection with ownership of ordinary shares of the Company;

WHEREAS, the Company, the SLP Investor, the SLP Co-Investor, the SLS Investor and the SLS Co-Investor entered into the A&R Investors Shareholders Agreement to amend and restate the Initial Agreement in connection with the Amended Credit Agreement (as defined in the A&R Investors Shareholders Agreement) in order to set forth certain rights and obligations of the Warrant Investors with respect to the ownership of equity securities of the Company by the Warrant Investors, and the Management Investors and the Warrant Investors became parties thereto; and

WHEREAS, the Company, the SLP Investor, the SLP Co-Investor, the SLS Investor and the SLS Co-Investor desire to amend certain sections A&R Investors Shareholders Agreement.

NOW, THEREFORE, in consideration of the agreements and obligations set forth in this Agreement and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I

DEFINITIONS

Section 1.1. Definitions. Capitalized terms that are defined in the preamble or the recitals hereto shall have such meanings throughout this Amendment. Capitalized terms used but not defined in this Amendment shall have the meanings assigned thereto in the A&R

Investors Shareholders Agreement. The meanings assigned to all defined terms used in this Amendment shall be equally applicable to both the singular and plural forms of such defined terms.

Article II

Amendments

Section 2.1. Amendments to Section 3.4(a) of the A&R Investors Shareholders Agreement. Section 3.4(a) of the A&R Investors Shareholders Agreement is hereby amended and restated in its entirety as follows:

Section 3.4.(a) Certain Definitions. As used in this Section 3.4:

(i)       “Applicable Transfer Cap” means, with respect to a particular Key Management Investor or his Permitted Transferee at the date of a proposed transfer, a number of Transferrable Shares equal to (A) such Key Management Investor’s First Period Cap plus (B) if the transfer occurs after the commencement of the Second Period, such Key Management Investor’s Second Period Cap plus (C) if the transfer occurs after the commencement of the Third Period, such Key Management Investor’s Third Period Cap minus (D) the aggregate number of Transferrable Shares that such Key Management Investor and his Permitted Transferees have transferred other than (1) to a Permitted Transferee pursuant to Section 3.2, (2) in a registered underwritten offering in which one or more of the Silver Lake Investors participates, (3) to satisfy tax withholding requirements in connection with the exercise, vesting or settlement, as applicable, of Options (or similar stock appreciation rights), Restricted Stock Units or restricted stock awards or (4) with the prior written consent of the Silver Lake Investors.

(ii)       “First Period” means the period beginning on November 20, 2017 and ending on May 30, 2018.

(iii)       “First Period Cap” means, with respect to a particular Key Management Investor or his Permitted Transferee at the date of the proposed transfer, a number of Transferrable Shares equal to (A)(1) the total number of Transferrable Shares owned by such Key Management Investor and his Permitted Transferees as of the beginning of the First Period plus (2) the total number of Transferrable Shares issued or issuable to such Key Management Investor upon the exercise of Options and underlying Restricted Stock Units, in each case which were held as of the beginning of the First Period and are vested or have been exercised as of the beginning of the First Period or will vest or become exercisable during the First Period multiplied by (B)(1) the aggregate number of Transferable Shares transferred by the Silver Lake Investors after May 30, 2017 and before or during the First Period (excluding transfers to Permitted Transferees) divided by (2) the total number of Transferable Shares held by the Silver Lake Investors as of the beginning of the First Period.

(iv)       “Key Management Investors” means (A) those Management Investors set forth on Exhibit C attached hereto on the date of this Agreement and (B)

from and after the date of this Agreement, any additional Management Investors subsequently added to Exhibit C by the Board upon the Board determining in good faith that the Applicable Employee for such Management Investor (x) would qualify as an “officer” pursuant Rule 16a-1(f) (or any successor provision) under the Exchange Act, as such provision is amended from time to time, if the Company had undergone an Initial Public Offering at such time or (y) is a key officer of the Company or any of its Subsidiaries; provided, that the Board shall so notify any additional Management Investor subsequently added to Exhibit C.

(v)       “Listing Exchange” means the NASDAQ Global Market or other nationally recognized stock exchange or listing system, in each case on which the Shares of the Company are at any time listed or quoted.

(vi)       “Non-Discretionary Sale Program” means a non-discretionary, automatic selling program for the sale of securities established with a nationally recognized registered broker/dealer that complies with customary market practices for non-discretionary, automatic selling programs instituted by senior executives of public companies pursuant to Rule 10b5-1 (or any successor provision) under the Exchange Act, as such provision is amended from time to time, which executes trades in the subject securities without direction or control by the applicable Key Management Investor (except with respect to additions and reductions in the number of Transferrable Shares to be sold in a given Non-Discretionary Sale Program to the extent required by Section 3.4(c)(i) or Section 3.4(c)(ii)).

(vii)       “Post-IPO Transfer Restriction Periods” means, collectively, the First Period, the Second Period and the Third Period.

(viii)       “Second Period” means the period beginning on May 31, 2018 and ending on May 30, 2019.

(ix)       “Second Period Cap” means, with respect to a particular Key Management Investor or his Permitted Transferee at the date of the proposed transfer, a number of Transferrable Shares equal to (A)(1) the total number of Transferrable Shares owned by such Key Management Investor and his Permitted Transferees as of the beginning of the First Period plus (2) the total number of Transferrable Shares issued or issuable to such Key Management Investor upon the exercise of Options and underlying Restricted Stock Units, in each case which were held at or prior to the beginning of the Second Period and are vested or have been exercised as of the beginning of the Second Period or will vest or become exercisable during the Second Period multiplied by (B)(1) the aggregate number of Transferable Shares transferred by the Silver Lake Investors during the Second Period (excluding transfers to Permitted Transferees) divided by (2) the total number of Transferable Shares held by the Silver Lake Investors as of the beginning of the First Period provided that, in no event shall the Second Period Cap be less than 20% of the sum of (X) total number of Transferrable Shares owned by such Key Management Investor and his Permitted Transferees as of the beginning of the First Period plus (Y) the total number of Transferrable Shares issuable to such Key Management Investor upon the exercise of Options and underlying Restricted Stock

Units, in each case which were held as of the beginning of the Second Period and that vest at any time through and including the end of the Second Period.

(x)       “Third Period” means the period beginning on May 31, 2019 and ending on May 30, 2020.

(xi)       “Third Period Cap” means, with respect to a particular Key Management Investor or his Permitted Transferee at the date of the proposed transfer, a number of Transferrable Shares equal to (A)(1) the total number of Transferrable Shares owned by such Key Management Investor and his Permitted Transferees as of the beginning of the First Period plus (2) the total number of Transferrable Shares issued or issuable to such Key Management Investor upon the exercise of Options and underlying Restricted Stock Units, in each case which were held at or prior to the beginning of the Third Period and are vested or have been exercised as of the beginning of the Third Period or will vest or become exercisable during the Third Period multiplied by (B)(1) the aggregate number of Transferable Shares transferred by the Silver Lake Investors during the Third Period (excluding transfers to Permitted Transferees) divided by (2) the total number of Transferable Shares held by the Silver Lake Investors as of the beginning of the First Period provided that, in no event shall the Third Period Cap be less than 20% of the sum of (X) total number of Transferrable Shares owned by such Key Management Investor and his Permitted Transferees as of the beginning of the First Period plus (Y) the total number of Transferrable Shares issuable to such Key Management Investor upon the exercise of Options and underlying Restricted Stock Units, in each case which were held as of the beginning of the Third Period and that vest at any time through and including the end of the Third Period.

(xii)       “Trading Day” means a day on which the Listing Exchange is open for at least one-half (1/2) of its normal trading hours.

Section 2.2. Amendments to Section 3.4(c) of the A&R Investors Shareholders Agreement. Section 3.4(c) of the A&R Investors Shareholders Agreement is hereby amended and restated in its entirety as follows:

(c)       Transfers During the Post-IPO Transfer Restriction Periods. Without limiting Section 3.1 or Section 3.5 and subject in all cases to Section 3.4(b), during the Post-IPO Transfer Restriction Periods, each of the Key Management Investors and their Permitted Transferees shall not transfer any Securities to any Person, except transfers of Transferable Shares (A) to Permitted Transferees pursuant to Section 3.2, (B) in a registered underwritten offering in which one or more of the Silver Lake Investors participates, (C) transfers to satisfy tax withholding requirements in connection with the exercise, vesting or settlement, as applicable, of Options (or similar stock appreciation rights), Restricted Stock Units or restricted stock awards, (D) upon receipt of the prior written consent of the Silver Lake Investors or (E) as of the date of any proposed transfer, in accordance with such Key Management Investor’s Applicable Transfer Cap as of such transfer, as calculated by the Company in accordance with Section 3.4(c)(i) below.

(i)       To the extent any Key Management Investor or his Permitted Transferee desires to transfer any Transferable Shares to any Person (other than (w) a Permitted Transferee pursuant to Section 3.2, (x) in a registered underwritten offering in which one or more of the Silver Lake Investors participates, (y) to satisfy tax withholding requirements in connection with the exercise, vesting or settlement, as applicable, of Options (or similar stock appreciation rights), Restricted Stock Units or restricted stock awards or (z) transfers upon receipt of the prior written consent of the Silver Lake Investors) or implement a Non-Discretionary Sale Program (or increase the number of Transferrable Shares permitted to be sold thereunder), such Key Management Investor or his Permitted Transferee, as applicable, shall provide written notice (a “Post-IPO Transfer Notice”) of such action to the Company and the Silver Lake Investors at least one (1) Business Days prior thereto, setting forth, as applicable, (i) the number of Transferable Shares proposed to be transferred or covered by such Non-Discretionary Sale Program and (ii) the identity of the proposed transferee, if known, and the manner of disposition contemplated for such proposed transfer or the identity of the broker-dealer that will be establishing such Non-Discretionary Sale Program. Within one (1) Business Days following receipt of such Post-IPO Transfer Notice, the Company shall provide written notice to such Key Management Investor or his Permitted Transferee, as applicable, and the Silver Lake Investors setting forth the Applicable Transfer Cap for such Key Management Investor or his Permitted Transferee as of the date of delivery of such Post-IPO Transfer Notice, provided that such Key Management Investor or his Permitted Transferee, as applicable, shall provide the Company with all information reasonably requested by the Company in order to calculate such Applicable Transfer Cap.

(ii)       Notwithstanding the foregoing, if a Key Management Investor or his Permitted Transferee wishes to transfer a number of Transferrable Shares during the Second Period or Third Period and the Applicable Transfer Cap for such Key Management Investor or his Permitted Transferee is in excess of such Key Management Investor’s or his Permitted Transferee’s Applicable Transfer Cap if the provisos in the definition of each of Second Period Cap and Third Period Cap (as applicable) were disregarded, then any such excess Transferrable Shares must be transferred pursuant to a Non-Discretionary Sale Program established in accordance with Section 3.4(c)(iii).

(iii)       Each Key Management Investor or his Permitted Transferee may establish a Non-Discretionary Sale Program for the sale of Transferable Shares owned by such Key Management Investor and his Permitted Transferees (A) within thirty (30) days after the beginning of the Second Period to cover sales during the Second Period (any such instituted program, a “Second Period Non-Discretionary Sale Program”), and (B) within thirty (30) days after the beginning of the Third Period to cover sales of Transferable Shares within the Third Period (any such instituted program, a “Third Period Non-Discretionary Sale Program”); provided, that if the trading window is closed during either such thirty (30) day period, following the opening of the trading window, the applicable thirty (30) day period shall be extended by the number of days the trading window was closed during such period; provided, however, that notwithstanding the foregoing, a Key Management Investor or his Permitted Transferees may establish a Non-Discretionary Sale Program for the sale of Transferrable Shares at any time during an open trading window (which, for this purpose, shall include the period prior to the Initial Public Offering) for any or all of his Transferrable Shares as long as such Non-Discretionary Sale Program does not permit the sale of any such shares other than as permitted by this Agreement. Each Non-Discretionary Sale Program shall not permit the transfer of a number of Transferrable Shares in excess of the Applicable Transfer Cap for such Key Management Investor and his Permitted Transferees from time to time, but such cap shall never be less than the number of Transferable Shares permitted under the Applicable Transfer Cap at the time of creation of the Non-Discretionary Sales Program. Notwithstanding the foregoing, a Key Management Investor or his Permitted Transferee may amend any Non-Discretionary Sales Program to provide for sales of excess Transferable Shares as required by Section 3.4(c)(ii), but in all cases subject to the Applicable Transfer Cap for such Key Management Investor and his Permitted Transferee. For the avoidance of doubt, in no event shall a Key Management Investor or his Permitted Transferee be permitted to sell (whether or not pursuant to a Non-Discretionary Sales Program and whether or not in one or more transactions) an amount in excess of the Applicable Transfer Cap of such Key Management Investor.

Article III

MISCELLANEOUS

Section 3.1. The A&R Investors Shareholders Agreement. Except as provided herein, all terms and conditions of the A&R Investors Shareholders Agreement remain in full force and effect.

Section 3.2. Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws, except that Cayman Islands law shall apply in respect of any fiduciary duty or any mandatory provision of Cayman Islands corporate law.

Section 3.3. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

Section 3.4. Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be by electronic transmission), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 3 to Investors Shareholders Agreement or caused this Amendment No. 3 to Investors Shareholders Agreement to be signed by its officer thereunto duly authorized as a deed as of the date first written above.

COMPANY:

SMART GLOBAL HOLDINGS, INC.		In the presence of:

By:	/s/Jack Pacheco	By:	/s/ Debbie Borden
	Name: Jack Pacheco Title: Senior Vice President, Chief Operating Officer and Chief Financial Officer		Signature of Witness Name of Witness: Debbie Borden

[Signature Pages Follow]

[Signature Page for Amendment No. 3 to Investors Shareholder Agreement]

SLP INVESTOR:

SILVER LAKE PARTNERS III CAYMAN
(AIV III), L.P.

By:	Silver Lake Technology Associates III Cayman, L.P., its General Partner

By:	Silver Lake (Offshore) AIV GP III, Ltd., its General Partner

In the presence of:

By:	/s/ James A. Davidson	By:	/s/ Janet M Rosell Bejinez
	Name: James A. Davidson Title: Director		Signature of Witness Name of Witness: Janet M Rosell Bejinez

SLP CO-INVESTOR:

Silver Lake Technology Investors
III Cayman, L.P.

By:	Silver Lake Technology Associates III Cayman, L.P., its General Partner

By:	Silver Lake (Offshore) AIV GP III, Ltd., its General Partner

In the presence of:

By:	/s/ James A. Davidson	By:	/s/ Janet M Rosell Bejinez
	Name: James A. Davidson Title: Director		Signature of Witness Name of Witness: Janet M Rosell Bejinez

[Signature Pages Follow]

[Signature Page for Amendment No. 3 to Investors Shareholder Agreement]

SLS INVESTOR:

SILVER LAKE SUMERU FUND CAYMAN, L.P.

By:	Silver Lake Technology Associates Sumeru Cayman, L.P., its General Partner

By:	SLTA Sumeru (GP) Cayman, L.P., its General Partner

By:	Silver Lake Sumeru (Offshore) AIV GP, Ltd., its General Partner

In the presence of:

By:	/s/ Paul Mercadante	By:	/s/ Christine Ordesta
	Name: Paul Mercadante Title: Director		Signature of Witness Name of Witness: Christine Ordesta

SLS CO-INVESTOR:

Silver Lake Technology Investors
Sumeru Cayman, L.P.

By:	Silver Lake Technology Associates Sumeru Cayman, L.P., its General Partner

By:	SLTA Sumeru (GP) Cayman, L.P., its General Partner

By:	Silver Lake Sumeru (Offshore) AIV GP, Ltd., its General Partner

In the presence of:

By:	/s/ Paul Mercadante	By:	/s/ Christine Ordesta
	Name: Paul Mercadante Title: Director		Signature of Witness Name of Witness: Christine Ordesta

[Signature Page for Amendment No. 3 to Investors Shareholder Agreement]